UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 25, 2017

Ares Commercial Real Estate Corporation
(Exact name of registrant as specified in its charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 42nd Floor, New York, NY	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 25, 2017, the Board of Directors (the “Board”) of Ares Commercial Real Estate Corporation (the “Company”) appointed James A. Henderson as President and Chief Investment Officer of the Company.

Mr. Henderson, 47, joined Ares Management as a Partner in the Ares Real Estate Group and Co-Head of Real Estate Debt in April 2017. Prior to joining Ares Management, Mr. Henderson held a variety of leadership roles at Barings Real Estate Advisors, a global advisory firm, and its predecessor companies Cornerstone Real Estate Advisors and Babson Capital Management. Most recently, he was Head of Structured Real Estate Investments at Barings where he oversaw a leading high yield real estate debt investment platform with teams in the United States and Europe. Mr. Henderson also led the development, launch and/or investment of various high yield debt investment vehicles. Mr. Henderson was Chairman of Barings’ Structured Real Estate Investment Committees in the United States and Europe, a member of Barings’ Direct Equity and Real Estate Securities Investment Committees, had a leading role in Barings’ real estate private equity activities, and had direct oversight of a 100-person specialty finance company focused on multifamily lending. Prior to joining Barings and its predecessor companies Cornerstone and Babson in 2005, he was a partner at a private equity real estate firm that owned and operated over 25,000 apartments, which was focused on the acquisition and repositioning of distressed multifamily assets. Prior to this, he was Vice President of Development for Oldcastle/CRH where he focused on the acquisition, repositioning and operation of mid-market operating companies. He served six years as an officer in the United States Navy, where he held a variety of roles including engineering, operations, and navigator of an Aegis Cruiser. Mr. Henderson earned a B.S. degree with Merit from the United States Naval Academy and an M.B.A. from Duke University Fuqua School of Business.

In connection with Mr. Henderson’s appointment, he received a grant of 81,710 restricted shares of the Company’s common stock, scheduled to vest in three equal annual installments beginning on the first anniversary of the grant date.
In addition, on April 25, 2017, John H. Bryant notified the Company that he would not stand for reelection as a director of the Company when his current term expires at the Company’s 2017 Annual Meeting of Stockholders to be held on June 7, 2017 due to demands on his time from other professional commitments. Mr. Bryant has served on the Board since April 2012. Mr. Bryant's decision not to stand for re-election as director was based on the demands on his time from other professional commitments, and not the result of any disagreement relating to the Company's operations, policies or practices.

Item 7.01   Regulation FD Disclosure.

On April 27, 2017, the Company issued a press release announcing the appointment of James A. Henderson as President and Chief Investment Officer of the Company. The text of the press release is attached as Exhibit 99.1 to this Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)                           Exhibits:

Exhibit Number	Exhibit Description
99.1	Press release dated April 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:       April 27, 2017

ARES COMMERCIAL REAL ESTATE CORPORATION

By:	/s/ Anton Feingold
Name:	Anton Feingold
Title:	Vice President and Secretary

3